Exhibit 99.4

CONSENT OF COWEN AND COMPANY, LLC

We hereby consent to the inclusion of our opinion letter, dated August 25, 2008, to the Board of Directors of Novacea, Inc. (the “Company”) regarding the proposed merger between the Company and Transcept Pharmaceuticals, Inc. (“Transcept”) in the Proxy Statement/Prospectus that forms a part of the Company’s Registration Statement on Form S-4 to which this consent is filed as an exhibit (the “Registration Statement”) and to the reference in the Registration Statement to our firm and to our opinion under the headings “Summary—Opinion of the Novacea Financial Advisor,” “The Merger—Background of the Merger—Historical Background for Novacea,” “The Merger—Background of the Merger—Background of Development of Transaction Between Novacea and Transcept” and “The Merger—Opinion of the Novacea Financial Advisor.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under, or that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Date: November 13, 2008

/s/ Cowen and Company, LLC

COWEN AND COMPANY, LLC